UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of report (Date of earliest event reported): January 31, 2006

                    Lifetime Brands, Inc.
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

          0-19254                          11-2682486
    (Commission File Number)      (IRS Employer Identification No.)


        One Merrick Avenue, Westbury, New York, 11590
     (Address of Principal Executive Offices)(Zip Code)

  (Registrant's Telephone Number, Including Area Code) 516-683-6000


    (Former Name or Former Address, if Changed Since Last Report) N/A


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02.  Results of Operation and Financial Condition

On January 31, 2006, Lifetime Brands, Inc. (the "Company") issued a press release announcing the Company's 2006 earnings guidance and expectations with respect to 2005 earnings relative to the guidance previously communicated by the Company on November 3, 2005. A copy of the Company's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits

  (c)  Exhibits

          99.1      Press Release dated January 31, 2006.





                          Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Brands, Inc.

                    By:    /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  February 1, 2006
                                                Exhibit 99.1


      LIFETIME BRANDS ANNOUNCES 2006 EARNINGS GUIDANCE

     Company Expects to be at Upper End of 2005 Guidance

 Lifetime to Present Today at Brean Murray, Carret Small Cap
                  Institutional Conference



WESTBURY, N.Y., January 31, 2006 -- LIFETIME BRANDS, INC. (NASDAQ NM: LCUT), a leading designer, developer and marketer of a broad range of nationally branded consumer products used in the home, today announced financial guidance for 2006 and provided an update on its financial results for 2005.

For 2006, the Company expects net sales of $380 million to $400 million, and earnings per share of $1.45 to $1.70.
This guidance includes the dilutive impact of the sale of 1,733,000 shares of common stock in November 2005.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, "We are very pleased with the strength Lifetime's business showed throughout 2005, and with the growth we generated across our brands, products and customer base. Our outlook for 2006 is also very positive, as a result of strong organic sales momentum, additional product and category expansion, and increased placement with several major customers."

In its recent filings with the Securities and Exchange Commission, the Company noted that, principally as a result of its acquisition of the business and certain assets of The Pfaltzgraff Company in July 2005, its direct-to-consumer retail segment has become a larger part of its overall business. As a result, the portion of the Company's sales and operating profits that is generated during the second half of the year will increase significantly. Reflecting this change in the composition of its business, the Company will report lower earnings in the first and second quarters of 2006, as compared to the first and second quarters of 2005.

Lifetime is currently finalizing its results for the fourth quarter and full year 2005. For the full year, the Company expects its net sales and its earnings per diluted share to be at the upper end of the guidance provided on November 3, 2005, which called for net sales of $297 million to $304 million and earnings per diluted share of $1.17 to $1.22. The Company expects to release its fourth quarter and year-end 2005 results during the week of February 27, 2006. Conference call details will be published in advance of the call.

Lifetime will present at The Brean Murray, Carret Small Cap Institutional Investor Conference in New York City on Tuesday, January 31 at 10:30 a.m. ET. Jeffrey Siegel, Ronald Shiftan, Vice Chairman and Chief Operating Officer, and Robert McNally, Chief Financial Officer, will provide an overview of the Company's products, market opportunities and long-term growth strategy.

Lifetime is a leading designer, marketer and distributor  of
kitchenware,  tabletop  accessories,  cutlery  and   cutting
boards, bakeware, and pantryware and spices, marketing its products under various trade names, including Pfaltzgraff(R), KitchenAid(R), Farberware(R), Cuisinart(R), Sabatier(R),
Calvin Klein(R) and Hoffritz(R).   Lifetime's  products  are
distributed through most major retailers in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


 COMPANY CONTACT:                        INVESTOR RELATIONS:
    Robert McNally                          Harriet Fried
    Chief Financial Officer                 Lippert/Heilshorn &
    (516) 683-6000                          Associates, Inc.
                                            (212) 838-3777 or
                                            hfried@lhai.com